Exhibit 10.19

CERTAIN INFORMATION CONTAINED IN THIS EXHIBIT, MARKED BY [***], HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE THE REGISTRANT HAS DETERMINED THAT IT IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

General Services Agreement

Between

Verizon Sourcing LLC

And

GCT Semiconductor, Inc.

Verizon Proprietary and Confidential

i

24.	NOTICES	22

25.	LIMITATION OF LIABILITY	22

26.	CHOICE OF LAW AND JURISDICTION	24

27.	MISCELLANEOUS	24

EXHIBIT A – SCOPE OF SERVICES

EXHIBIT B – IDP REQUIREMENTS ANNEX 2

ii

GENERAL SERVICES AGREEMENT

This General Services Agreement (“Agreement") is made between GCT Semiconductor, Inc, a Delaware corporation, having an office at 2121 Ringwood Avenue San Jose, CA 95131 (“Supplier"), and Verizon Sourcing LLC (“VSL”), a Delaware limited liability company, having an office at One Verizon Way, Basking Ridge, NJ 07920, on behalf of itself and for the benefit of its Affiliates (individually and collectively “Verizon”), hereinafter defined, each of Verizon and Supplier a “Party” and together the “Parties” hereto.

1.	TERM

This Agreement shall become effective on and as of the date of execution by the last signing Party (the “Effective Date”) and shall continue in effect for a period of three (3) year (s) from the Effective Date (the “Initial Term”) and thereafter automatically renew for subsequent one-year (1-year) periods at each annual anniversary of the Effective Date (each a “Renewal Term”) (the Initial Term and any Renewal Term(s) collectively the "Term"), unless written notice of intent not to renew is given by one Party to the other at least ninety (90) days prior to the end of the Term or the Agreement is terminated in accordance with Section 9 (Termination).

2.	DEFINITIONS

The terms defined in this Section shall have the meanings set forth below whenever they appear in this Agreement, unless the context in which they are used clearly requires a different meaning or a different definition is described for a particular Section or provision:

2.1	“Affiliate” means, at any time, and with respect to any corporation, partnership, person or other entity, any other corporation, partnership, person or entity that at such time, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such first corporation, partnership, person, or other entity. As used in this definition, “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a corporation, partnership, person or other entity, whether through the ownership of voting securities, or by contract or otherwise.

2.2	“Business Day(s)” means any day other than a Saturday, Sunday or day in which commercial banks in New York City, U.S.A. are authorized or required by law to close.

2.3	“Confidential Information” means either Party’s information of any type or character that is either disclosed to the other Party or with which the other Party comes into contact including without limitation technical, personal, customer, personnel and/or business information in written, graphic, oral or other tangible or intangible form. Such Confidential Information may include proprietary material, as well as material subject to and protected by laws regarding secrecy of communications. or human readable source code.

2.4	“Deliverables” means the design items to be delivered by Supplier to Verizon in connection with the Services being performed under this Agreement, and specifically identified in the SOW attached hereto.

2.5	“Environmental Laws” mean all Laws intended to limit environmental or ecological damage to air, water, land, protected species of flora and fauna, protected habitats or environmentally sensitive areas such as wetlands or floodplains, noise pollution, or pertaining to the management, use and disposal of regulated chemical substances or wastes.

3

2.6	“General Availability” or “GA” means the period when a product is production ready and commercially available for sale.

2.7	“Hazardous Materials” means (i) any substance, material or waste now or hereafter defined or characterized as hazardous, extremely hazardous, toxic or dangerous within the meaning of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or any similar Law, (ii) any substance, material or waste now or hereafter classified as a contaminant or pollutant under any law, ordinance, statute, rule or regulation of any governmental body or authority or (iii) any other substance, material or waste (including but not limited to asbestos and petroleum products), the manufacture, processing, distribution, use, treatment, storage, placement, disposal, removal or transportation of which is now or hereafter subject to regulation under Law.

2.8	“Intellectual Property Rights” means any and all intellectual property rights worldwide arising under statutory law, common law or by contract and whether or not perfected, including without limitation, all: (i) trade dress, trademark, and service mark rights; (ii) patents, patent applications and patent rights; (iii) rights associated with works or authorship including copyrights, copyright applications, copyright registrations, mask works rights, mask work applications, mask work registrations; (iv) rights relating to trade secrets and confidential information; (v) any rights analogous to those set forth in this section and any other proprietary rights; and (vi) divisionals, continuations, renewals, reissues and extensions of the foregoing (as and to the extent applicable) in each case as now existing, hereafter filed, used or acquired, and whether registered or unregistered.

2.9	“Law” means federal, state and local laws, including rules, regulations and orders decree or direction of the U.S. or applicable foreign jurisdictions.

2.10	“Order” means a written communication (e.g., a statement of work) that Verizon may deliver to Supplier for the purchase of Service.

2.11	“Service(s)” means the services (including related materials, products, Deliverables or items provided therewith), set forth in this Agreement, including in Exhibit A, and in an Order.

2.12	“Statement of Work” or “SOW” means the detailed requirements and responsibilities document that specifies the Services that the Parties haves agreed for the provision of Services by Supplier including specific provisions which have been mutually agreed upon, and that has been executed by authorized representatives of the Parties

2.13	“Net Trade Sales” means the net amount received by Supplier for sale of products or chipsets after accounting for returns, allowances, customer rebates and channel cost (ie distribution margins).

3.	SCOPE

This is an as-ordered Agreement and does not by itself order any Service unless an Order to perform specific Services is included as an addendum to this Agreement. Verizon may purchase Service set forth in Exhibit A, on a nonexclusive basis, by submitting an Order in accordance with the terms of this Agreement specifying the Service and price set forth in a statement of work (“SOW”) attached as Exhibit A.

4

4.	ORDERS

4.1	Supplier shall furnish Service as specified in an Order issued from time to time by Verizon. Each Order shall incorporate by reference this Agreement and may contain the following information: (1) a description of the Service that Supplier is to perform, (2) commencement and termination dates of Service, (3) a timetable by which each of the identified phases of the Service is to be completed, and (4) the location where the Service is to be performed. If applicable an Order may also contain (a) Verizon’s special conditions of acceptance, if any, (b) a description of required status reports, (c) pricing and (d) Supplier key personnel and project representative. Orders which conform to this Agreement shall be deemed accepted on issuance. Upon receipt of an Order issued pursuant to this Agreement, Supplier shall provide Services in accordance with the terms and conditions of such Order and this Agreement.

4.2	An Affiliate that issues an Order may enforce the terms and conditions of this Agreement with respect to any Service purchased by such Affiliate as though it were a direct signatory to the Agreement, provided that such Affiliate is also bound by the relevant terms and conditions of this Agreement Default by one Verizon Affiliate shall not affect any other Verizon Affiliate.

5.	PAYMENT AND BILLING

5.1	Prices for Services shall be as set forth in Exhibit A. Supplier shall invoice Verizon upon receipt of Verizon’s written notice of acceptance of Services. Each invoice shall reference this Agreement and Verizon’s written notification of acceptance as specified in Section 7 of this Agreement.

5.2	The prices specified in this Agreement are the total prices and there shall be no other charges whatsoever. Unless otherwise specified, the prices set forth in this Agreement or in an Order include all incidental costs, including without limitation, transportation, lodging, meals, entertainment and the use of all necessary tools, products and equipment.

5.3	The prices include all taxes except those which Supplier is required by Law to collect from Verizon. The fees and costs shall be inclusive of any and all fees and compensation due to any subcontractors. Supplier shall be solely responsible for the payment of any monies due or allegedly due subcontractors and Supplier’s agreements with such subcontractors shall provide that said subcontractors shall not seek payment (either directly or indirectly) from Verizon. Supplier is responsible for all of Supplier’s own overhead, equipment, tools, telephone calls, transportation, materials and any costs of any nature unless this Agreement specifically provides otherwise. Supplier may not charge Verizon for overtime work unless Verizon authorized the overtime work in writing in advance.

5.4	The price(s) shall be firm for the Term of this Agreement except that Supplier may at any time decrease the prices. Supplier agrees that if Supplier’s list price or the price later offered to Verizon for a Service is lower than the stated price, then the stated price shall be lowered for such Services provided.

5

5.5	Each invoice shall be itemized. Payments of undisputed amounts shall be made within ninety (90) days from the date of receipt of each invoice.

5.6	If Verizon disputes all or any portion of an invoice, it shall be required to pay only the amount not in dispute. Verizon shall be entitled to set off any amount Supplier owes Verizon against amounts payable under this or any other Agreement. Payment by Verizon shall not result in a waiver of any of its rights under this Agreement. Verizon shall not be obligated to pay Supplier for Services that are not fully and properly invoiced.

5.7	If the Order requires Supplier to procure products or materials at the expense of Verizon, Supplier agrees to make all purchasing decisions solely on meeting the needs of Verizon at the lowest possible cost. Verizon may, in its discretion, direct Supplier to purchase the products or materials from a supplier chosen by Verizon, or to purchase the products or materials after utilizing a competitive process. All such products or materials shall be provided to Verizon on a pass-through basis with no mark-up of any kind. If Supplier receives a commission, rebate or any other payment from the supplier of such products or materials connected to Supplier’s purchases for Verizon, such commission, rebate or payment shall be passed on to Verizon.

5.8	At Verizon’s option, Supplier will do the following: Verizon may, at no additional cost to Verizon, require Supplier to accept purchase orders and submit invoices via Verizon’s electronic payment system. Any terms and conditions associated with the use of the electronic payment system shall be negotiated directly between the Supplier and the electronic payment system provider. Transactions under this Agreement using the electronic payment system shall be governed by the terms and conditions of this Agreement. Payments made using such electronic invoice system shall not indicate acceptance of products or Services, or any part of products or Services.

6.	RECORDS AND REPORTS

6.1	Supplier shall allow Verizon and its authorized agents and representatives to audit Supplier’s records (in whatever form kept) to verify Supplier’s compliance with all provisions of this Agreement. At Verizon’s request and not more than [***]. Supplier shall maintain complete records of all charges payable by Verizon under the terms of this Agreement for the [***] to an Order placed prior to termination. All such records shall be maintained in accordance with recognized accounting practices. The correctness of Supplier’s billing shall be determined by such audits. Prompt adjustments shall be made to compensate for any errors or omissions disclosed by such review or examination. If such review or examination determines that Verizon has made an [***], then in addition to the amount of such overpayment, Supplier shall reimburse Verizon for the entire cost and expense of such review and examination [***].

6.2	If Supplier is itself [***], as defined in the [***] set forth at [***] (or successor website) which are incorporated herein by reference, as the same may be updated from time to time, Supplier shall retain its [***] through the Term of this Agreement. If there is a change in Supplier’s certification status, Supplier shall notify Verizon, in writing, [***]. If the Supplier is not itself a [***], then Supplier agrees to make commercially reasonable efforts to: (a) engage the services of [***] for an amount equivalent to (i) at least [***] under this Agreement during [***] and (ii) in the event the Term [***], Supplier shall provide for a continuous [***] in [***] [***] and beyond ([***]); and (b) meet the requirements of [***] set forth at [***] (or successor website).

6

7.	ACCEPTANCE

All Services performed under this Agreement shall be performed to the satisfaction of Verizon. The acceptance of such Services by Verizon shall be a condition precedent to the right of Supplier to receive payment in full for such Services.

Supplier shall provide written notification of completion of Services to Verizon. [***] of the notice of completion to provide Supplier with written notification of acceptance or rejection due to unsatisfactory performance. [***] to provide a remediation plan to correct the deficiency. Supplier shall correct, at its expense, [***] of notice or as may otherwise be agreed between the Parties in writing (email shall be sufficient). All warranties made by Supplier under this Agreement shall survive the acceptance of Services.

7

8.	WARRANTIES

Supplier represents and warrants that:

8.1	In performing Services, Supplier will strictly comply with the descriptions and representations as to the Services (including performance capabilities, accuracy, completeness, characteristics, specifications, configurations, standards, functions, and requirements) referenced herein or in any Order and (if applicable) its employees will perform Services on time.

8.2	All Services shall be performed (i) in a diligent, efficient and skillful manner by personnel with requisite skill, qualifications and experience, (ii) to the best of Supplier's ability, and (iii) at the highest professional standards in the field, to Verizon’s satisfaction. Any substantial interruption or degradation of Service, as determined by Verizon, will be considered below the highest level of performance in the industry.

8.3	Unless otherwise specified by the Parties in a SOW, all Services furnished by Supplier shall be free of defects for [***] following acceptance of such Services. If [***] from the acceptance of Services, any defect exists or arises, then, in each such case, upon receipt of notice of such defect, Supplier will promptly cause such defect to be repaired or remedied at Supplier's sole cost and expense no later than [***] following receipt of notice of such defect from Verizon or such period as may otherwise be agreed between the parties in writing (email shall suffice). If Supplier fails to commence immediate repairs or remediation, then Verizon shall have the right, without prejudice to any other rights or remedies available to it, to make repairs. Verizon may also offset the cost against any amounts owed or to be paid by Verizon to Supplier or bill Supplier for the cost to make such repairs or remediation.

8.4	All products and materials provided to and Services performed for Verizon under this Agreement do not and will not give rise to or result in any infringement or misappropriation of any patent, copyright, trade secret, or any violation of any other intellectual property right of any third party.

8.5	Supplier represents and warrants that all of the prices, warranties, benefits, terms and conditions granted to Verizon by Supplier hereunder are now and shall be, during the Term of this Agreement and any extensions thereof, [***]. If at any time during the Term, Supplier [***], warranties, benefits, terms, or conditions for substantially the same or similar Services as those provided hereunder, then: [***]. Verizon shall have the right to decline the offering, in which event such automatic amendment shall be deemed to be void. Supplier’s compliance with this provision shall be subject, at Verizon’s option, to independent verification in accordance with Section 6 (Records and Reports).

8.6	Offshore Restrictions

8.6.1	Except with Verizon’s advance written consent, in no event shall Confidential Information be stored, transmitted, or accessed at, in, through, or from a site located outside the United States nor made available to any person who is located outside the United States unless such Confidential Information relates solely, directly and independently (i) to Verizon employees or customers located outside of the United States, or (ii) to voice or data communications of Verizon or its customers that originate and terminate outside the United States, or (iii) to Verizon systems and/or infrastructure dedicated to the provision of Verizon’s voice or data services outside the United States.

8

8.6.2	Exceptions to Subsection 8.6.1 may be granted, in Verizon’s sole discretion, (i) in writing; (ii) on a project-specific or Order basis; (iii) following a review of the particular project or Order; (iv) subject to any conditions imposed by Verizon on the access to systems or data by such resources as a result of such review; and (v) in advance of the commencement of any work by such resources on the relevant project.

8.6.3	Nothing in this Section is intended to nor shall it operate in derogation of any requirement imposed on Verizon by a governmental body or agency outside the United States.

8.7	All representations, warranties and covenants of Supplier contained in this Section shall continue for the Term of this Agreement and shall survive its termination.

9.	TERMINATION

9.1	This Agreement may be terminated by Verizon for a material breach or default of any of the terms, conditions or covenants of this Agreement by Supplier, provided that such termination may be made only following the expiration of [***] during which the Supplier has failed to cure such breach after having been given written notice of such breach.

9.2	In addition, this Agreement may be terminated, by Verizon, effective immediately, upon written notice to Supplier, if any of the following events occurs: (i) Supplier files a voluntary petition in bankruptcy; (ii) Supplier is adjudged bankrupt; (iii) a court assumes jurisdiction of the assets of Supplier; (iv) a trustee or receiver is appointed by a court for all or a substantial portion of the assets of Supplier; (v) Supplier becomes insolvent or suspends its business; (vi) Supplier makes an assignment of its assets for the benefit of its creditors except as required in the ordinary course of business; (vii) the identity of Supplier's business is materially changed by sale of its business, transfer of control of its outstanding stock, merger or otherwise to a competitor of Verizon or to an entity deemed unsatisfactory to Verizon;. any event similar to that set out in the foregoing (i)-(vii) occurs under any applicable Law; (viii) Supplier fails to comply with its obligations under Section 8.6 (Offshore Restrictions), Section 10 (Confidential Information), Section 14 (Compliance with Laws), Section 19 (Permits; Environment, Health & Safety), or Section 20.4 (Background Checks).

9.3	Verizon may terminate this Agreement or any Order issued hereunder without cause, effective immediately, upon written notice to Supplier and, in such event, Supplier shall receive payment only for Services that are accepted by Verizon, and partial payment for the work-in- progress milestone Deliverables at the effective date of such termination , in accordance with this Agreement on or before the date of termination.

9.4	Termination of this Agreement shall not affect any Order placed prior to the date of termination unless otherwise stated.

9.5	The foregoing rights are in addition to, and not in limitation of, any other remedy Verizon may have at law or equity.

9

10.	CONFIDENTIAL INFORMATION

10.1	To facilitate the conduct of business between the Parties with respect to the Agreement, it may be necessary for a Party to disclose Confidential Information to the other Party. The Parties acknowledge and agree that: all Confidential Information disclosed by either Party shall be and shall remain the exclusive property of that Party; a Party shall receive in confidence any Confidential Information and shall use such Confidential Information only for purposes of work, Services, or analysis related to this Agreement and for other purposes only upon such terms as may be agreed upon between the Parties in writing; the Parties shall limit access to authorized employees and, in Verizon’s case, its authorized contractors, who have a need to know the Confidential Information in order to participate in the Agreement. Neither Party shall disclose such Confidential Information to agents, contractors or others without the prior written approval of the other Party; and in the event of such approval, each Party shall obtain their written agreement, in a form acceptable to the other Party, to protect Confidential Information provided hereunder and provide a copy of such agreement to the other Party; the Parties shall not alter or otherwise modify any Confidential Information received hereunder and the commingling of Confidential Information with their own information shall not affect the confidential nature or ownership of the same; at each Parties request, the other Party shall return promptly to the requesting Party or destroy any copies of such Confidential Information in written, graphic or other tangible form, providing to the requesting Party also a list of all such material destroyed.

10.2	The obligations of Section 10.1 do not apply to Confidential Information which, as shown by reasonably documented proof: (i) was in the receiving Party’s a possession prior to receipt from the disclosing Party; or (ii) was received by the receiving Party in good faith from a third party not subject to a confidentiality obligation to the disclosing Party; or (iii) now is or later becomes publicly known through no breach of any confidentiality obligation by the receiving Party; or (iv) is authorized in writing by the disclosing Party to be released or is designated in writing the disclosing Party as no longer being confidential or proprietary.

10.3	Other than as required by Law or as set forth herein, neither Party shall, without the other Party’s prior written consent, disclose to any person, or make a public announcement of, the existence of discussions or negotiations or any of the terms relating to this Agreement or any Confidential Information. If either Party receives a request to disclose any Confidential Information of the other Party, whether pursuant to a valid subpoena or an order issued by a court or regulatory body (“Ordering Party”), and on advice of legal counsel such disclosure is required by Law, then prior to disclosure, the requested Party shall (i) notify the other Party of the terms of such request and advice, (ii) cooperate with the other Party in taking lawful steps to resist, narrow, or eliminate the need for that disclosure, and (iii) if disclosure is nonetheless required, work with the other Party to take into account the other Party’s reasonable requirements as to its timing, content and manner of making or delivery and use best efforts to obtain a protective order or other binding assurance from the Ordering Party that confidential treatment shall be afforded to such portion of the Confidential Information as is required to be disclosed. The foregoing is without limitation of the disclosing Party’s ability to seek a protective order or other relief limiting such disclosure; in such a case, the receiving Party shall cooperate in such efforts.

10.4	A violation of any of the provisions of this Section 10 will cause irreparable harm and injury the disclosing Party who shall be entitled, in addition to any other rights and remedies it may have at law or in equity, to an injunction enjoining and restraining the receiving Party from doing or continuing to do any such act and any other violations or threatened violations of this Agreement. Neither disclosure of Confidential Information nor this Agreement shall be construed as a license to make, use, or sell the Confidential Information or derived products. Absent written approval of the disclosing Party, the receiving Party shall not disclose any Confidential Information to any Affiliate ordering hereunder unless such information pertains to that Affiliate. The receiving Party shall not disclose such Confidential Information to agents, contractors or others without the prior written approval of the disclosing Party; and in the event of such approval, such written agreement, in a form acceptable to the disclosing Party, to protect the Confidential Information provided hereunder.

10

10.5	Supplier represents and warrants that it and its directors, shareholders, officers, employees, agents and all permitted subcontractors are currently in compliance, and will continue to be in compliance, with all Laws pertaining to the safeguarding, protection, privacy, security, encryption, unauthorized disclosure, breach notification and disposal of personal or similar information used, maintained, and/or accessed on Verizon’s behalf. Supplier shall perform in accordance with Verizon’s International Data Processing (IDP) Exhibit – Master Agreements requirements available at the following [***] (or successor website), as the same may be updated from time to time (the “IDP Requirements”), incorporated herein by reference. Annex 2 (Description of Processing/Transfer) of the IDP Requirements is set forth at Exhibit B (IDP Requirements Annex 2) hereto and is incorporated into the IDP Requirements. During the Term of this Agreement, upon Verizon’s request, the Parties shall expeditiously and in good faith negotiate appropriate modifications to Annex 2 to address any changes in relevant Laws. Additionally, the Parties will negotiate SOW-specific Annex 2 terms to accommodate SOWs that may modify the nature or scope of Services or the information accessible by Supplier. Any Annex 2 that is specific to a SOW shall be attached and apply to that SOW only.

10.6	In addition, Supplier shall perform in compliance with Verizon’s information security requirements available at [***] (or successor website) and incorporated herein by this reference, as the same may be updated from time to time.

10.7	In the event of an unauthorized disclosure of personal or similar information, including personally identifiable information provided by or on behalf of Verizon hereunder, resulting from a breach, or potential breach, of security of any system, website, database, storage medium or other facility (“Security Breach”) used or otherwise maintained by or on behalf of Supplier in connection with the provision of Services, Supplier shall (i) provide notice of same by e-mail to [***] without undue delay but no later than [***] upon becoming aware of a Security Breach, and to the contract notice addressee set forth in Section 24 (Notices) by the means set forth therein, (ii) make best efforts to re-secure its systems immediately, and (iii) cooperate with Verizon in the investigation and remediation of any such occurrence. At Verizon’s discretion, such remediation may include, but is not limited to, (a) the provision and distribution of notice letters by Verizon or Supplier (if, by Supplier, subject to Verizon’s approval) concerning such occurrence to any person affected or potentially affected thereby and domestic and international authorities (collectively, “Notifications”); and (b) with respect to any Security Breach that poses a risk of identity theft, including without limitation a Security Breach involving a social security number, driver’s license or similar personal identification number, the provision of daily credit monitoring, access to credit reports and identity theft insurance [***] to any person affected or potentially affected as a result of a Security Breach.

11

10.8	[***].

11.	CPNI

11.1	If Supplier is (a) given access, whether on-site or through remote facilities, to any Verizon computer or electronic data storage system in order for Supplier to accomplish the Services called for in this Agreement, or (b) otherwise provided with CPNI by Verizon, Supplier shall treat all CPNI as Confidential Information and in accordance with (i) the terms and conditions of this Agreement and (ii) all of Verizon’s policies, methods, and procedures regarding treatment and use of CPNI as communicated to Supplier. Verizon hereby instructs Supplier to adopt effective technical, physical and organizational measures that safeguard and that limit disclosure of CPNI solely to Supplier personnel with a need to know such CPNI for the performance of their work under this Agreement, Supplier shall comply with, and shall train each Supplier employee, representative and contractor with access to CPNI or any Verizon system containing CPNI as to, all applicable Law, and Verizon’s policies, compliance manuals, methods and procedures regarding the proper treatment and use of CPNI. Supplier represents and warrants and shall assure that Supplier’s employees, representatives and contractors shall not review, disclose or use, in any manner, any CPNI other than as permitted by Law and only in performance of Supplier’s obligations under this Agreement. Supplier represents, understands and acknowledges that applicable regulations prohibit the use of CPNI for the marketing or selling of certain services without customer’s consent. Verizon may from time to time require Supplier or its personnel to undergo training prepared by Verizon, which shall be promptly completed. “CPNI” means Customer Proprietary Network Information as defined in 47 U.S.C. Section 222(h)(1) and the rules and regulations of the Federal Communications Commission.

11.2	Notwithstanding Section 23 (Relationship of Parties), Verizon hereby appoints Supplier as its limited agent for the sole purpose of accessing, safeguarding and utilizing CPNI in connection with its work for Verizon pursuant to the terms and conditions of this Agreement. This appointment supersedes any and all prior appointments, and it may be revoked and terminated by Verizon, in Verizon’s sole discretion, effective immediately, by written notice to Supplier. Except and solely as provided in this Section 11, Supplier shall have no other power, express or implied, to act for or on behalf of Verizon. Further, this limited agency shall in no way limit the liability of Supplier for breaches or indemnification under the Agreement.

11.3	CPNI, Call Detail Information, and other customer information as identified by Verizon may not be disclosed to Verizon customers unless this Agreement, or an applicable Order governing Supplier’s work under this Agreement, specifically authorizes disclosure. If such disclosure is authorized by Verizon, before such information may be disclosed to the Verizon customer Supplier must verify the identity of the Verizon customer in accordance with FCC rules on the safeguarding, see FCC 07-22, Report and Order and Further Notice of Proposed Rulemaking, CC Docket No. 96-115, and Verizon CPNI Compliance Manual and related methods and procedures that will be provided to Supplier in a secure manner by Verizon. “Call Detail Information” means any information that pertains to the transmission of specific telephone calls, including: (a) for outbound calls, the number called and the time, location or duration of any call, and (b) for inbound calls, the number from which the call was placed and the time, location, or duration of any call.

12

12.	VERIZON PROPERTY AND TRADEMARKS

12.1	Ownership Of Work Product. Unless otherwise agreed by the Parties in a SOW, the following terms of Section 12.1.1 through 12.1.3 shall apply:

12.1.1 Supplier shall make prompt written disclosure to Verizon of all notes, designs, models, prototypes, drawings, data storage media, listings, reports, documents, deliverables, technical data, inventions, improvements, discoveries, computer software (including firmware, source code and object code), and other forms of technology, materials, and information made, conceived, developed or actually or constructively reduced to practice in connection with or pursuant to the terms and conditions of this Agreement, whether solely or jointly with others, and which are associated with, refer to, are suggested by, or result from any Services which Supplier may do or perform pursuant to this Agreement, or from any information obtained by Supplier (in writing or orally) from employees of Verizon or any of its Affiliates, under this Agreement, including without limitation all intellectual property and proprietary rights as to any of the foregoing on a worldwide basis (all of the foregoing being collectively “Work Product”).

12.1.2 Supplier hereby grants and assigns to Verizon all rights, title and interest in and to all Work Product, including without limitation the right to copy, distribute, modify, improve upon, perform publicly, display publicly, translate, publish, and prepare derivative works of such Work Product, and to make, have made, use, have used, sell, have sold, import, distribute, and otherwise dispose of any product or service, and practice any method disclosed therein, and to authorize others to do any and all of the foregoing, and the right to patent or copyright or otherwise register and protect any of same in Verizon’s or its nominee's name. Supplier further agrees to assist Verizon, at no additional cost to Verizon, to protect Work Product, including, but not limited to, signing patent and copyright applications, oaths or declarations, and assignments in favor of Verizon relating to the Work Product, as well as such ancillary and confirmatory documents as may be required or appropriate to ensure that all such right, title and ownership is clearly and exclusively vested in Verizon in any and all jurisdictions. Supplier further agrees to assist and cooperate with all efforts to enforce the rights of Verizon in such Work Product against any third parties.

12.1.3 Supplier hereby grants (and if necessary shall cause all Supplier employees, agents, contractors and other Supplier personnel and any other relevant legal entity or other person to grant) to Verizon a non-exclusive, non-terminable, non-cancellable, fully-paid up, royalty free, assignable, transferable, sub-licensable, irrevocable, worldwide, perpetual license to copy, distribute, perform publicly, display publicly, prepare derivative works of, make, have made, use, have used, sell, have sold and modify or have modified any and all Supplier or other third party information, materials, intellectual property or proprietary rights incorporated into, or provided with, any Work Product (but only to the extent so incorporated or provided), all as reasonably necessary or appropriate to Verizon’s enjoyment and commercial exploitation of its rights of ownership of the Work Product pursuant to Sections 12.1.1 and 12.1.2.

12.1.4 Supplier hereby represents and warrants it possesses, and will possess at all relevant times, all ownership, licenses, rights and/or other powers necessary to make the assignments and to grant (or to cause Supplier’s employees or any other relevant legal entity or other relevant person to grant) to Verizon the rights and licenses described in this Section 12.1, including but not limited through written agreements with all employees performing Services under or in connection with this Agreement. Further, in the event Supplier uses any subcontractor, consultant or other third party to perform any of the Services contracted for by this Agreement, Supplier agrees to enter into such written agreements with such third party, and to take such other steps as are or may be required to secure for Verizon the rights called for in this Section.

13

12.2	Verizon’s Property

All right, title, and interest in and to all property owned by Verizon and furnished to Supplier shall remain in Verizon.

Any property owned by Verizon and in Supplier's possession or control shall be used only in the performance of this Agreement unless authorized in writing by Verizon. Supplier shall adequately protect such property, and shall deliver or return it to Verizon or otherwise dispose of it as directed by Verizon.

Supplier shall be responsible for any loss of or damage to property owned by Verizon and in Supplier’s possession or control.

12.3	Trademarks and Trade Names.

Except as specifically set out in this Agreement, nothing in this Agreement shall grant, suggest or imply any authority for Supplier to use the name, trademarks, service marks or trade names of Verizon for any purpose whatsoever.

13.	PUBLICITY AND DISCLOSURE

Supplier agrees not to provide copies of this Agreement, or otherwise disclose the terms of this Agreement, to any third party, without the prior written consent of Verizon. Supplier further agrees to submit to the contacts below, for written approval, all advertising, sales promotion, press releases and other publicity matters relating to the product furnished and/or the Service performed pursuant to this Agreement, when a Verizon name or mark or the name or mark of any of its partners or Affiliates is mentioned or language is used from which the connection of said name or mark may be inferred or implied. Such requests shall be sent as follows:

Chief Communications Officer

Verizon

One Verizon Way

VC44 E216

Basking Ridge, New Jersey 07920

14.	COMPLIANCE WITH LAWS

Supplier represents and warrants that it and its directors, shareholders, officers, employees, agents and all permitted subcontractors are currently in compliance, and will continue to be in compliance, with the provisions of all Laws in performance of this Agreement.

14

Without limitation of the foregoing Supplier shall comply with all Laws relevant to this Agreement and Services provided thereunder, including any Laws pertaining:

14.1	to the employment of labor, hours of labor, health and safety, Environmental Laws, payment of wages, economic and trade sanctions, payment of taxes, employment eligibility status and verification (I-9); in this regard, Supplier shall not discriminate against any employee or applicant for employment because of race, color, religion, disability, sex, national origin, age, physical or mental disability, veteran status or other unlawful criterion, and it shall comply with all applicable Laws against discrimination. Verizon is a federal contractor. As a result, but only if applicable, the Equal Opportunity Clauses set forth in 41 C.F.R. §§ 60-1.4(a) and the employee notice found at 29 C.F.R. Part 471, Appendix A to Subpart A are incorporated by reference herein. Finally, but also only if applicable, Supplier shall abide by the requirements of 41 CFR 60-1.4(a), 60-300.5(a), and 60-741.5(a). These regulations prohibit discrimination against qualified individuals based on their status as protected veterans or individuals with disabilities, and prohibit discrimination against all individuals based on their race, color, religion, sex, sexual orientation, gender identity, or national origin. Moreover, these regulations require that covered prime contractors and subcontractors take affirmative action to employ and advance in employment individuals without regard to race, color, religion, sex, sexual orientation, gender identity, national origin, protected veteran status or disability;

14.2	to directly or indirectly, making, offering, causing to be made, accepting, requesting, suggesting, directing or otherwise inducing any bribe, payment, loan, commission, hospitality, gift of money, kick-back, inducement or anything of value or other advantage (individually or collectively “Bribery”) to any official, employee, agent or instrumentality of any government, including legislative, administrative or judicial positions, or any public international organization or any other person, company or legal entity to gain any advantage for Verizon or Supplier, or which is in violation of any economic or trade sanctions, in connection with any transaction relating to this Agreement that could result in a violation of any Laws relating to Bribery, including without limitation the Foreign Corrupt Practices Act and the U.K. Bribery Act 2010 (“U.K. Bribery”). Notwithstanding any other provisions in this Agreement, Verizon may suspend performance or terminate this Agreement immediately upon written notice, if Supplier breaches any of the terms set forth in this subsection. Following notice of such termination, Verizon shall not be responsible for any payments due under the Agreement, and shall not be required to complete any order or take any other action pursuant to this Agreement, if it has reasonable basis to believe that such payment, completion of order, or other action would violate any applicable Law, including but not limited to the Foreign Corrupt Practices Act, or the UK Bribery.

Supplier shall, in its contracts with all permitted subcontractors and agents in the provision of services to Verizon, flow down the foregoing requirements of this Section.

15.	EXPORT COMPLIANCE

15.1	Supplier and all subcontractors shall comply with all applicable export controls, import and economic sanctions Laws, including but not limited to the U.S. Export Administration Regulations, and the economic sanctions Laws and regulations administered by the U.S. Department of the Treasury, Office of Foreign Assets Control. Such compliance will include obtaining any required export licenses or authorizations. Supplier agrees to provide Verizon with information reasonably necessary to export, re-export and import the materials, including but not limited to the classification (e.g., Export Control Classification Number (ECCN)) of the products and services provided under this agreement and applicable license or authorizations for said products and services at no additional cost to Verizon.

15

15.2	Supplier will maintain all records of export activities as required under applicable export controls, import and economic Laws and economic sanctions. Such records include, but are not limited to: license and other authorization requests and U.S. government responses and commodity jurisdiction and classification requests and government responses.

16.	ASSIGNMENT

The rights, obligations, and other interests of Supplier shall not be assigned by Supplier, in whole or in part, without the prior written consent of Verizon. Any purported assignment of same shall be void and ineffective. If either Party sells, exchanges or otherwise disposes of all or the majority of the assets of, or the Party’s interest in, any business unit in which Services are used (in the case of Verizon) or provided (in the case of Supplier), then, Subject to Verizon’s termination rights under Section 9.2 (vii) above, the Party shall have the right to assign to such third party all applicable rights, interests, duties and obligations specified under this Agreement with respect to such Service; provided that the acquiring third party agrees to be bound by all duties and obligations of the assigning Party that pertain to the Services. Notwithstanding the foregoing, Verizon shall have the right to assign this Agreement to any Affiliate.

17.	SUBCONTRACTING

Supplier shall not use subcontractors to perform the Services under this Agreement except by prior written consent of Verizon. Requests by Supplier to Verizon to use subcontractors shall be in writing and shall specify the Services to be subcontracted and the identity of the proposed subcontractors. Supplier accepts full responsibility for the acts and omissions of subcontractors and of persons either directly or indirectly employed by them.

18.	TAXES

18.1	With respect to any products or Services purchased under this Agreement, if any federal, state, local or foreign tax (a “Tax”) is required by applicable Law to be collected from Verizon by Supplier, then (i) Supplier will, in compliance with applicable Law, invoice Verizon such Tax as a separately stated item at the time the products and Services are invoiced; (ii) Verizon will timely remit such Tax to Supplier; and (iii) Supplier will timely remit such collected Tax to the applicable taxing authority. For the avoidance of doubt, Supplier shall be solely responsible for any taxes, tax-like charges or surcharges determined by Supplier’s income, net worth, franchise, employees or property. Supplier will bear any and all financial responsibility for Tax, interest, and penalties resulting from its failure to comply with applicable Law.

18.2	Supplier shall be responsible for any sales, use, excise, value added, service, consumption, property, franchise, income, or other taxes and duties based upon or measured by Supplier’s cost in acquiring goods or services furnished or used by Supplier in performing the Services and/or providing the products.

18.3	If either Party is audited by a taxing authority or other governmental entity the other Party agrees to reasonably cooperate with the Party being audited in order to respond to any audit inquiries in a proper and timely manner so that the audit and/or any resulting controversy may be resolved expeditiously.

16

18.4	If applicable Law places the responsibility on Supplier to collect a Tax from Verizon and Supplier fails to do so, Verizon will not be responsible for any interest or penalties associated with Supplier’s failure to collect such Tax. Any rebate, refund or other credit for any Taxes paid by Verizon shall be credited or refunded to Verizon within [***].

18.5	If an exemption procedure is available, such as a resale exemption certificate, and Verizon complies with such procedure, then Supplier will not invoice or collect such Tax during the effective period of the exemption provided Verizon has supplied, and Supplier has accepted, a valid, duly executed exemption certificate. In the event that an exemption certificate expires or no longer meets the necessary legal requirements, Supplier will provide Verizon written notice [***] of Verizon’s exempt status. Verizon’s purchase order may provide Supplier additional tax instruction as allowed by Law including, but not limited to, Verizon’s self-accrual and payment of taxes, temporary storage, research and development and/or other special jurisdictional exemptions.

18.6	If any payment to be made in respect of any invoice is subject, under the Law of any foreign tax jurisdiction, to any withholding tax, notwithstanding any provision of this Agreement to the contrary, Verizon shall make payment to Supplier of the amount owing on the invoice, less a deduction for the withholding tax, and shall account to the relevant tax authority for the withheld tax. Payments of the net sum to Supplier and the withholding tax to the relevant tax authority shall constitute, for purposes of this Agreement, full settlement of the amount owing under the invoice. Verizon will, upon written request from Supplier, furnish any necessary evidence that may reasonably be required to establish the payment of the withholding tax to the relevant tax authority.

19.	PERMITS; ENVIRONMENT HEALTH & SAFETY

19.1	Supplier represents that it is familiar with the environmental, health and safety concerns and risks associated with the Services it provides and agrees that it shall be responsible for performing its services in a responsible fashion in compliance with all applicable environmental laws and in a manner that protects the health and safety of persons performing Services pursuant to this Agreement, Verizon employees and the general public.

19.2	Unless otherwise specifically provided for in this Agreement, Supplier shall obtain and keep in full force and effect, at its expense, any permits, licenses, consents, approvals and authorizations (“Permits”) necessary for the performance of Services. Upon request, Supplier must submit to Verizon evidence of any required Permits.

19.3	Supplier shall be solely responsible for the health and safety of its employees. Supplier shall be solely responsible for assuring that all persons are provided with a safe place to work including but not limited to: (a) performing all job hazard analyses, (b) determining appropriate safe work practices; (c) providing all appropriate training and supervision; (d) providing all tools and equipment (including but not limited to personal protection equipment ; and (e) making and filing all reports and notices associated with the services provided including, but not limited to a log of all reportable OSHA events for all employees and subcontractors performing Services under this Agreement.

19.4	Supplier shall be responsible for disposing or recycling all products or materials that are generated during the performance of the services. Supplier shall not dispose of any materials in Verizon trash or recycling containers unless specifically authorized to do so in which event Supplier will comply with all Verizon waste and recycling practices and requirements.

17

19.5	In performing any Services under this Agreement, Hazardous Materials shall be used by Supplier only if essential for furnishing Services. Supplier shall not transport to, or store on, Verizon’s property or Verizon’s work-site any Hazardous Materials not intended for performance of this Agreement.

19.6	Supplier shall submit a Safety Data Sheet (SDS) to Verizon, [***] before initial transport to, or use on, Verizon’s property or work site of any Hazardous Materials. Supplier shall also provide written Notice to Verizon if any materials or products it provides to Verizon while providing the Services will be classified as a hazardous waste or if any materials or products will otherwise be regulated under any Law at the end of its useful life.

19.7	Supplier shall insert these provisions relating to SDSs and notices of potential hazardous or regulated wastes in all subcontracts relating to Verizon premises or work locations.

19.8	Supplier shall have in place and follow a program to assure that Services are supplied in an environmentally responsible fashion.

20.	WORK RULES AND ACCESS REQUIREMENTS

20.1	If Supplier is given access to any Verizon computer or electronic storage system, or if Supplier otherwise exchanges electronic messages or communications with Verizon (including but not limited to Verizon accessing any of Supplier’s data bases or systems on-site or remotely), or if Supplier furnishes software or other electronic transmissions to Verizon, (i) Supplier shall not transmit or introduce any virus, worm or other malicious code to Verizon or into its network, computers, electronic storage systems or other systems and (ii) any software provided to Verizon by Supplier for use by Supplier or Verizon shall (a) contain no hidden files; (b) not replicate, transmit, or activate itself without control of a person operating computing equipment on which it resides; (c) not alter, damage, or erase any data or computer programs without control of a person operating the computing equipment on which it resides; and (d) contain no encrypted imbedded key unknown to Verizon, node lock, time-out or other function, whether implemented by electronic, mechanical or other means, which restricts or may restrict use or access to any programs or data developed under this Agreement, based on residency on a specific hardware configuration, frequency of duration of use, or other limiting criteria (“Illicit Code”).

20.2	Verizon reserves the right to request at any time and for any reason that specific employees, consultants, subcontractors, and agents of Supplier be removed from and not assigned by Supplier to perform Services for Verizon, and Supplier acknowledges, agrees and understands that Supplier will immediately comply with such request by Verizon. Supplier will provide Verizon with schedule or other impact to Services caused by such removal of employees, consultants, subcontractors, and /or agents and the Parties will work in good faith to mitigate such impact and to adjust schedules, and/or other as appropriate in the case that 100% mitigation is not possible.

20.3	Supplier shall permit reasonable access during normal working hours to its facilities in connection with the Services.

18

20.4	Background Checks. For each of the individuals that Supplier wishes to assign to perform Services for Verizon at a Verizon location, Supplier shall certify to Verizon that it has conducted (or caused to be conducted) a background check as described at in the Background Check Requirements set forth [***] (or successor website) and incorporated herein by this reference, as the same may be updated from time to time.

20.5	Supplier agrees to comply with Verizon’s Supplier Code of Conduct located at [***], and incorporated herein by this reference as the same may be updated from time to time.

21.	INFRINGEMENT AND INDEMNIFICATION

Supplier shall defend, indemnify and hold harmless Verizon, its parents, subsidiaries and Affiliates, and its and their respective directors, officers, members, partners, employees, agents, successors and assigns (“Indemnified Parties”) from and against any claims, demands, lawsuits, damages, liabilities, loss, costs or expenses (including, but not limited to, reasonable fees and disbursements of counsel and court costs), judgments, settlements and penalties of every kind (“Claims”), that may be made: (a) by anyone for injuries (including death) to persons or damage to property, including theft, resulting in whole or in part from the acts or omissions of Supplier or those persons furnished by Supplier, including its subcontractors (if any); (b) by persons furnished by Supplier and its subcontractors (if any) under Worker’s Compensation or similar acts or seeking any Verizon employee benefit or entitlement; (c) by anyone in connection with or based upon Services (including products furnished hereunder) provided by Supplier and its subcontractors, if any, or contemplated by this Agreement, including Claims regarding the adequacy of any disclosures, instructions or warnings related to any such Services; (d) under any Laws or otherwise arising out of or in connection with the performance by Supplier contemplated by this Agreement or any information obtained in connection with such performance; (e) arising out of any failure by Supplier (or its Subprocessors, employees or agents) to comply with any of its data protection obligations under Section 10, including a Security Breach; and (f)  arising from or relating to any actual or alleged infringement or misappropriation of any patent, trademark, copyright, trade secret or any actual or alleged violation of any other Intellectual Property Right or proprietary rights arising from or in connection with the Services performed (including related products furnished hereunder) under this Agreement or their use. The foregoing indemnification shall apply whether Supplier or an Indemnified Party defends such Claim and whether the Claim arises or is alleged to arise out of the sole acts or omissions of the Supplier (and/or any subcontractor of Supplier) or out of the concurrent acts or omissions of Supplier (and/or any subcontractor of Supplier) and any Indemnified Parties. Supplier further agrees to bind its subcontractors, if any, to similarly indemnify, hold harmless, and defend the Indemnified Parties. The obligation to indemnify the Indemnified Parties in subsection 21.1(f) shall not apply to the extent a Claim arises out of or relates to: (1) the use of the Services by Verizon in combination with technology that is not a natural or expected combination and the Claim would not have arisen without such combination by Verizon; and (2) any modification or alteration of the Services other than by Supplier and the Claim is based on such unauthorized modification or alteration,

21.1	Verizon will provide Supplier with written notice of any written Claim covered by this indemnification and will cooperate appropriately with Supplier in connection with Supplier’s evaluation of such Claim. Verizon’s failure to provide timely notice will only excuse the Supplier’s indemnity obligation(s) if and to the extent Supplier is materially prejudiced by Verizon’s failure to provide prompt notice. If the Indemnified Party requests Supplier to defend any Indemnified Party against any Claim, it shall promptly do so after receipt of such request. Supplier shall not settle or compromise any such Claim or consent to the entry of any judgment without the prior written consent of each Indemnified Party and without an unconditional release of all such Claims by each claimant or plaintiff in favor of each Indemnified Party.

19

21.2	Without limitation of Sections 21.1 and 21.2, if sale, use or if applicable, distribution, of the products or Services becomes subject to a Claim pursuant to 22.1(e), Supplier shall, at Verizon’s option and Supplier’s expense:

21.2.1	Procure for Verizon the right to use the Services (including related products furnished hereunder);

21.2.2	Replace the Services (including related products furnished hereunder) with equivalent, non-infringing products and/or Services;

21.2.3	Modify the Services (including related products furnished hereunder) so they become non-infringing; or if the foregoing three options are commercially impracticable,

21.2.4	Remove the Services (including related products furnished hereunder) and refund the purchase price, including transportation, installation, removal and other incidental charges.

22.	INSURANCE

22.1	Supplier shall secure and maintain at its expense during the Term of this Agreement: (i) Commercial General Liability insurance [***] per occurrence for bodily injury and property damage [***] premises-operations, products/completed operations, contractual liability, independent contractors, personal and advertising injury; (ii) Commercial Automobile Liability insurance [***] for each accident covering all owned, non-owned hired and leased vehicles; (iii) Workers’ Compensation insurance, in compliance with the statutory requirements of the state(s) of operation and Employer’s Liability insurance with limits [***]; (iv) a combination of primary and excess/umbrella liability policies will be acceptable as a means to meet the limits specifically required hereunder; (v) Professional Liability/Errors and Omissions insurance, [***]. The Supplier shall maintain insurance coverage that is adequate to cover its potential data protection liabilities under Section 10 and ensure that Supplier’s coverage does not exclude fraud or human error.

22.2	Supplier represents and warrants that it will obtain upon or prior to the Effective Date a policy or policies of insurance from an insurer(s) that (i) is licensed, authorized or permitted to do business in the state(s) where service is to be provided, and (ii) has a Best’s Rating “A- VII” or better. Supplier shall deliver a Certificate of Insurance on which Verizon Communications Inc., its subsidiaries and Affiliates are named as an additional insured and listed as a Certificate Holder. Supplier shall deliver such Certificate of Insurance to Verizon via email [***]. Supplier’s insurer or its authorized representative shall provide [***] of intent to non-renew, cancellation or material adverse change, [***] for nonpayment of premium shall apply.

22.3	Supplier shall waive its rights of subrogation against Verizon for all claims, as permitted by Law.

20

22.4	Supplier’s commercial general liability policy is primary and non-contributory with any insurance or program of self-insurance that may be maintained by Verizon.

Supplier is responsible for determining whether the above minimum insurance coverages are adequate to protect its interests. The above minimum coverages do not constitute limitations upon Supplier’s liability.

22.5	If and when permitted by Law, if Supplier elects to self-insure, Supplier must notify and obtain permission from Verizon to maintain a program of self-insurance.

23.	RELATIONSHIP OF PARTIES

In providing any Services under this Agreement, Supplier is acting solely as an independent contractor and not as an agent of any other Party. Persons furnished by the Supplier shall be solely the employees or agents of the Supplier and shall be under the sole and exclusive direction and control of such Party. They shall not be considered employees of Verizon for any purpose. Supplier shall be responsible, respectively, for payment of taxes, including federal, state, and municipal taxes, chargeable or assessed with respect to its employees or agents, such as social security, unemployment, worker's compensation, disability insurance and federal and state income tax withholding. Neither Party undertakes by this Agreement or otherwise to perform or discharge any liability or obligation of the other Party, whether regulatory or contractual, or to assume any responsibility whatsoever for the conduct of the business or operations of the other Party. Nothing contained in this Agreement is intended to give rise to a partnership or joint venture between the Parties or to impose upon the Parties any of the duties or responsibilities of partners or joint ventures.

21

24.	NOTICES

Except as otherwise specified in this Agreement, notices concerning this Agreement shall be in writing and shall be given or made by means of, certified or registered mail, or overnight delivery service, or hand delivery, proper postage or other charges paid and addressed or directed to the respective Parties as follows. A notice that is sent by facsimile shall also be sent by one of the other means set out by this Section:

To Supplier:

GCT Semiconductor, Inc

2121 Ringwood Avenue

San Jose, CA 95131

To Verizon:

[***]

Notices for change in ownership, change in name of firm, or change in mailing address must be given by Supplier by mailing to Verizon within thirty (30) days of such change. Notices for change in ownership must include the names of all new owners or officers, registered agent for service of process and state of incorporation or organization.

25.	Force MajEURE:

25.1 Neither party shall be responsible for any delay or failure in performance of any part of this Agreement to the extent that such delay or failure is caused by fire, flood, explosion, war, embargo, government requirement, civil or military authority, acts of god, strikes, slowdowns, picketing, boycotts, or any other circumstances beyond its reasonable control and not involving any fault or negligence of the delayed Party ("Condition"). If any such Condition occurs, the Party delayed or unable to perform (“Delayed Party”) shall promptly give written notice to the other Party. If such condition remains [***], the Party affected by the other's delay or inability to perform (“Affected Party”) may elect to (i) terminate such Order or part thereof, or (ii) suspend such Order for the duration of the condition, and if Verizon is the suspending/terminating Party, buy elsewhere comparable material to that to be sold under such Order, and apply to any commitment the purchase price of such Order, and require the Delayed Party to resume performance of such order once the condition ceases, with an option in the affected Party to extend the period of this agreement up to the length of time the condition endured.

25.2 Unless written notice is otherwise given to the Delayed Party by the Affected Party [***] after the Affected Party is notified of the condition, section 25.1 (ii) above shall be deemed selected.

22

26.	LIMITATION OF LIABILITY

1) WITH THE EXCEPTION OF LIABILITIES ARISING FROM [***], IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY, ITS EMPLOYEES, SUBCONTRACTORS, AND/OR AGENTS, OR ANY THIRD PARTY, FOR ANY INDIRECT, INCIDENTAL, SPECIAL, CONSEQUENTIAL, PUNITIVE DAMAGES OF ANY KIND, OR LOST PROFITS OR LOST SAVINGS EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES FOR ANY CLAIM OR DEMAND OF ANY NATURE OR KIND, ARISING OUT OF RELATED TO, OR IN CONNECTION WITH THIS AGREEMENT OR THE PERFORMANCE OR BREACH THEREOF.

II) WITH THE EXCEPTION OF LIABILITIES ARISING FROM SECTION 21 (INFRINGMENT AND INDEMNIFICATION) AND SECTION 10 (CONFIDENTIAL INFORMATION), EACH PARTY’S TOTAL AGGREGATE LIABILITY UNDER THIS AGREEMENT FOR ANY AND ALL LOSSES, COSTS, FEES, PENALTIES, DAMAGES, AND THE LIKE RELATED IN ANY WAY TO THIS AGREEMENT, WILL NOT EXCEED [***].

23

27.	CHOICE OF LAW AND JURISDICTION

The construction, interpretation and performance of this Agreement shall be governed by and construed in accordance with the Laws of the State of New York without regard to any conflicts of Law principles that would require the application of the Laws of any other jurisdiction. The Parties hereby consent to the exclusive jurisdiction of the courts in the State of New York and agree to accept the service of process of such courts such that any suit brought by either Party against the other Party for claims arising out of this Agreement shall be brought in the Supreme Court of the State of New York, New York County, and/or, if applicable, the United States District Court for the Southern District of New York. The application of the United Nations Convention on Contracts for the International Sale of Goods is specifically excluded from this Agreement.

[***]

24

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their duly authorized officers or representatives.

Verizon Sourcing LLC		GCT Semiconductor, Inc.

By:	/s Keith Toppins	By:	/s/ John Schlaefer

Name:	Keith Toppins	Name:	John Schlaefer

Title:	Director	Title:	CEO

Date:	Dec 20, 2019	Date:	Dec 11, 2019

25

Exhibit A
Statement of Work

EXHIBIT 1 - SCOPE OF SERVICES

1.0 Supplier will perform the Services set forth in this Statement of Work for Verizon. Supplier will furnish all necessary labor, materials, equipment, intellectual effort and agreements (if applicable) to complete the Services therein. The Services shall be performed in accordance with all applicable federal, state and local laws and regulations. The Services will conform to the descriptions and requirements set forth below:

2.0	Intellectual Property Rights in [***]

Semiconductor chipsets. Supplier and its licensors own all worldwide rights, title and interest in and to the Intellectual Property Rights embedded and contained in the [***] semiconductor chipsets provided to Verizon hereunder, the Deliverables and all derivative works thereof created by Supplier, whether separate or combined with any other products, programs, or data. The Parties agree that all new discoveries or inventions created by Supplier in the performance of the Services under this SOW and all Intellectual Property Rights therein shall be owned by Supplier.

For the avoidance of doubt this SOW does not contemplate any of the Deliverables as Work Product and Section 12 of the Agreement shall not apply. Supplier retains all ownership of the Intellectual Property Rights of the Deliverables provided to Verizon under this SOW.

2.1	[***] GA Date & Exclusivity;

(i) GA Date. [***]

(ii) [***] Semiconductor Chipsets. For a period of [***] months commencing from the [***], Supplier agrees to exclusively offer the sale of the [***] semiconductor chipsets [***] related thereto to Verizon and any third party that Verizon refers to Supplier within the United States. During the [***], Supplier shall not [***] the [***] semiconductor chipset or any [***] thereof for any party other than Verizon for the purpose of use with [***], as defined by [***] that is not operated by Verizon (the “Exclusivity Region”).

(iii) [***] Semiconductor Chipsets. For a period of [***] months commencing from the [***], Supplier agrees to exclusively offer the sale of the [***] chipset [***] related thereto to Verizon and a third party that Verizon refers to Supplier within the Unites States. During the [***], Supplier shall not [***] the [***] semiconductor chipset or any Derivatives and services related thereto for the purposes of use with [***] (as defined above) [***] that is not operated by Verizon (the “Exclusivity Region”)

(iv) Most Favored Status. Supplier agrees not to supply or otherwise provide to any wireless carrier/operator or their suppliers in the United States more favorable pricing terms than Supplier provides to Verizon or Verizon’s suppliers for [***] semiconductor chipsets, [***] under like or similar circumstances.

2.2	Rebate

[***]

To the extent there is a conflict between a specific term of this SOW and a specific term of the Agreement, the term of the Agreement shall control unless explicitly stated otherwise in this SOW

This SOW consists of the following exhibits which are hereby incorporated into and made part of this SOW by this reference:

Exhibit 1:	Scope, Responsibilities and Pricing

Exhibit 2:	Functional, Technical, Quality and Release Specifications

Exhibit 3:	Change Request form

Exhibit 4:	Deliverable(s) / Milestone(s) Acceptance Form

Exhibit 5:	Benefits Waiver

Exhibit 6	Performance Compensation Payment

2.4	Escrow

2.4            Escrow. Supplier and a mutually agreed upon escrow agent (the “Escrow Agent”) shall enter into an escrow agreement [***]. Supplier shall ensure that the Escrow Agreement be maintained and in effect at all times during the Term. In the event that the Escrow Agreement is terminated in accordance with its terms or the Escrow Agent resigns thereunder, Verizon and Supplier shall enter into a replacement escrow agreement on terms and conditions consistent with the Escrow Agreement or otherwise reasonably acceptable to both Parties, and with an escrow agent that is reasonably acceptable to both parties, and the terms of this Section [2.4] applicable to the Escrow Agreement shall apply to such escrow agreement. Supplier shall bear all costs and expenses in connection with the Escrow Agreement. From and after the first GA date, [***]. Supplier shall make the first such deliveries pertaining to each Chipset [***]. Without limiting the provisions of the Escrow Agreement, the Escrow Agent shall release to Verizon all materials that are deposited into escrow pursuant to the Escrow Agreement, such release to be made promptly and automatically, without any requirement for consent from Supplier or any other action, in accordance with the release procedures set forth in the Escrow Agreement upon the occurrence of termination of this Agreement due to Supplier bankruptcy or insolvency as specified in Section 9.2 (i)-(iv) of this Agreement.( any of these conditions a “Release Condition”). Such Escrow Materials shall be deemed Confidential Information of Supplier under this Agreement, and Verizon shall utilize Escrow Materials only as permitted in Section 2.4.1 below and as permitted by the Manufacturing Right.

2.4.1         License to Verizon. [***], Supplier hereby grants to Verizon and its Affiliates a [***] license to [***]; (ii) use and copy the Software, solely for the purpose, maintaining the proper operation of [***] semiconductor chipsets on the Verizon 5G Wireless Network, loading or flashing (or re-loading or re-flashing) software onto any chipset, and (iii) modify or create derivative software (including its source code) solely for purposes of correcting or patching any software errors.

2.5	5G Stack Source Code – Milestone 8A (Exhibit 7)

2.5.1       License. Supplier hereby grants to Verizon a perpetual, non-exclusive, irrevocable, non-terminable, royalty-free, fully paid-up, non-transferable, worldwide, license to load, use, execute, compile, decompile, copy, modify, enhance, test, repair, and create derivative works of, the 5G stack [***] code (as provided under Milestone 8A) for the purpose of implementing and integrating it into certain emulators and simulators as may be determined by Verizon. The foregoing license shall include the right to provide the 5G [***] code stack to third party software developers, contractors, consultants, or other vendors of Verizon ("Vendors"), for such Vendors to provide and perform services for or on behalf of Verizon for the purpose of implementing and integrating 5G [***] code stack with certain emulators and simulators as directed by Verizon. [***].

2.5.2        Confidentiality. The 5G Stack [***] Code as license to Verizon pursuant to Section 2.5.1 shall be treated and protected by Verizon as Confidential Information in accordance with Section 2.3 of this Agreement

3.0	SCOPE, RESPONSIBILITIES and PRICING

Name: 5G-NR Modem SoC Development

Objective:

The objective of this SOW is to define the Deliverables, timing and scope of developing of the GCT semiconductor [***] Modem SoC and [***] with the GCT Semiconductor companion [***].

In performing the Services hereunder, Supplier shall provide a fully functional, commercial grade chipset solution compliant to Verizon’s requirements.

Definitions / Acronyms / Abbreviations / Initializations:

Terms used herein with initial capital letters shall have the respective meanings set forth (i) in this SOW, if defined herein, or (ii) in the Agreement. When used in this SOW, the terms listed below shall have the following meanings:

•	“5G Mobile Router”: shall mean a mobile router with 5G features. A UE device capable of receiving and transmitting, in this specific case, 3GPP wireless 5G-NR transmissions at mmWave or <6GHz bands.

•	5G NR: of or pertaining to or complying with 3GPP release 15 or later

•	4G LTE: of or pertaining to or complying with 3GPP release 14 or earlier

•	Acceptance” or “Accepted” shall mean, with respect to each Deliverable, written notification from Verizon to Supplier, signed by the responsible Verizon Program Manager, indicating that the Deliverable has been evaluated and satisfies the Acceptance criteria of each Deliverable.

•	“Change Requests” shall mean written requests by either Party using the form provided in the Master Agreement or in Exhibit 3 hereto, to make changes to this SOW, which may include, but are not limited to, customer requests, regulatory changes, changes in technical scope, or changes involving other detailed technical issues.

•	“Derivative” shall mean requency variant of [***] or Chipset die variant packaging developed in the future that uses [***] or more of the same baseband modem die logic with [***]gate count difference..

•	DH” shall mean foundry design house who takes whole chip RTL code from GCT and make chip database (GDS) through foundry design flow such as synthesis, place & routing, timing verification, etc. as a third party GCT out-sourcing company under control by foundry company.

•	“Foundry IP”: shall mean silicon IP that can be delivered from foundry for [***] subsystems, system bus subsystems, memory subsystems, and general peripherals.

•	Non-Foundry IP: silicon IP which cannot be delivered from a foundry for [***], etc. and it should be sourced from 3rd party IP vendors directly.

•	FPGA: Field programmable gate array. Xilinx for GCT 5G modem development platform

•	[***]: GCT 4G+5G baseband modem SOC developing under this SOW

•	[***]: GCT sub-6GHz RF IC

•	[***]: [***] RF IC with beam former with IF interface

•	[***]: GCT IF to baseband conversion RF IC

•	[***]

•	[***]

•	[***]

•	RTL: hardware design with Register Transfer Level description for baseband chip design

•	RF IC Radio Frequency Integrated Circuit

•	SVP: Silicon Virtual Prototyping, one of the chip design flow step for 1st P&R based on 1st RTL design code

•	Tapeout”: Data base ready and transfer to Foundry for the chip fabrication

•	“Units” individual test assemblies of the Solution being designed and developed under this SOW, Units may be in Prototype, Pre GA or fully tested and certified format

4.0	Deliverables, Acceptance, Cost and Payment Schedule

Supplier shall prepare and deliver the Deliverables in Table B below to Verizon in accordance with the requirements of this SOW, recognizing that time is of the essence with respect to the provision of Deliverables:

4.1.	Deliverables

4.1.1	Supplier shall acquire for itself the necessary hardware and software to complete the Deliverables, except as noted otherwise herein.

4.1.2	Supplier will provide the Verizon Project Leader with weekly status reports at the weekly project review meetings indicating status of Supplier activities and Deliverables.

4.1.3	Supplier will perform ongoing development support up to final acceptance of all Deliverables. Such support includes but is not limited to Hardware and operational software bug fixes, and software updates during Verizon’s trial and testing during both maintenance engineering and first office application (FOA) testing.

[***]

4.1.5         Supplier will manage this SOW’s Project using the critical path method and earned value and risk analysis. The Supplier and Verizon, using progress reviews to minimize schedule risks and to develop alternate paths shall closely monitor milestones on the critical path or solutions as needed. Supplier is responsible for developing and maintaining, with input from Verizon, all related scheduling detail.

4.1.6         Additional Project Management & Schedule Requirements:

Technical Support Bridges and Status Calls:	As requested by Verizon.

Project Review Meeting:	Weekly

Management Review Meeting:	As requested by Verizon

Technical Review Meeting:	As requested by Verizon

4.2.	Acceptance Criteria

4.2.1         With written notice to Supplier, Verizon will use commercially reasonable efforts to accept or reject each individual milestone defined herein within [***] of receipt of the deliverable from each milestone. If rejected by Verizon, Supplier shall have [***] to correct the defect, or a period as otherwise agreed between the Parties in writing (email shall be sufficient) and resubmit the Deliverable to Verizon.

4.2.2         Verizon at its discretion may inspect, and Supplier shall cooperate in the inspection of, all Deliverables when completed and while under preparation, to assess the quality of work in progress and conformance to the requirements of this SOW and such specifications as are provided to Supplier.

4.2.3         In order to qualify for Acceptance, each Deliverable must be provided in accordance with this SOW and meet the criteria provided below:

(i)	Functionality Compliance

Each Deliverable’s milestone shall be provided by the due date as expressed in Table B, and operate as applicable, execute all functions according to the applicable specification, as provided in Exhibit 2 Functional, Technical and Quality and Release Specifications.

(ii)	Testing

Verizon shall conduct the acceptance tests upon completion by Supplier of each Deliverable.

(iii)	Completion and Acceptance Criteria

Verizon shall use reasonable efforts to accept or reject each Deliverable, in writing, by submitting a completed Acceptance Deliverable Form attached hereto as Exhibit 4

(iv)	Final Acceptance (FA)

After receipt by Verizon of all Deliverables, Verizon will perform FA. The purpose of the FA is to verify that the Deliverables operate in accordance with the requirements set forth in this SOW. During the FA Verizon may test if specifications have been implemented.

Verizon shall notify Supplier in writing of the results of the FA and will be subject to acceptance in accordance with Section 7 of the Agreement.

(v)	Error Processing

All errors and problems found prior to FA may be logged by Verizon and reported to Supplier with the following minimum information:

•	a description of the error or problem;

•	how to reproduce the error (if it is a Documentation error, where the error was found);

•	a description of what was the expected result had there been no error; and

•	the severity of the problem discovered.

Verizon's target for notification of errors discovered prior to FA [***]. Supplier's target for problem [***] or as otherwise agreed between the Parties in writing (email shall be sufficient) .

4.3.	Cost and Payment Schedule

Supplier acknowledges receipt of Verizon’s payment of [***] as set forth in Section 4.4 (Deliverables and Schedule) of SOW #1. The fees payable hereunder are set forth in the below table.

[***]

5.	Invoicing Requirements

Upon Verizon’s acceptance as specified in Section 7 of the Agreement, Supplier will submit an invoice for payment to Verizon. Verizon will process the invoice for payment pursuant to the terms of the Agreement.

Since each Deliverable may consist of one or more tasks, the invoicing and payment for Deliverables will occur only upon acceptance and completion of all tasks outlined in each Deliverable unless otherwise stated.

Supplier will submit invoices which distinguish between expenses and fees. Expense line items shall reflect actual costs without mark-up.

Payment by Verizon to Supplier shall be contingent upon Verizon's Acceptance of each deliverable/milestone identified in this SOW. The final payment shall not be paid until Verizon indicates final Acceptance in writing of the entire project.

Invoices shall be submitted by Supplier to Verizon in accordance with the Agreement.

Each invoice must include the following information

•	Verizon SOW agreement number

•	Brief description of the Deliverables for which payment is due

6.	Verizon Responsibilities

Error identification

Final Acceptance

Where Supplier milestones are contingent upon Verizon completing these responsibilities Supplier shall use best commercial efforts to complete such milestones regardless of any delay or failure by Verizon to meet these responsibilities.

6.1	Contact Information

Supplier and Verizon shall each designate a single point of contact to whom communications in regards to the Services may be addressed and who has the authority to act on all aspects of the Services; shall be available during standard business hours; and shall designate a backup contact for when the primary contact is not available.

Verizon Contact Name:	[***]	Supplier Contact Name:	[***]
Title:	[***]	Title:	[***]
Telephone Number:	[***]	Telephone Number:	[***]
E-mail address:	[***]	E-mail address:	[***]

7.	Staffing

Supplier Roles & Responsibilities:

GCT Semiconductor
Responsibility	Name	email
Technical Lead	[***]	[***]
Marketing Lead	[***]	[***]
Legal Lead	[***]	[***]

8.	Work Performance

Site Authorization

And at the following Verizon locations(s):

N/A

Supplier is not authorized to make any changes to the locations as authorized herein without Verizon’s advanced written consent. Travel to and from this location will not be billable.

Supplier personnel working on at the Verizon location(s) identified in this SOW, if any, will be provided visitor badges for escorted access to these facilities. This access will be available during the business week as determined by Verizon. Both Parties will jointly agree upon weekends and holiday access.

Supplier shall comply with Verizon’s security requirements in accordance with Section 12.2 of the Agreement. Supplier personnel shall only be provided access to their assignment location and related common areas, and shall not have access to any Verizon systems or equipment that is not directly related to the services being performed under this SOW.

9.	Performance Measurements

Supplier must comply with Verizon-required performance measurements as follows:

•	Provide on-time delivery of services, tasks and/or deliverables.

•	Ensure 100% accuracy on data/ reports entered/compiled, and correct any errors and omissions.

•	Report any issues or concerns immediately to Verizon.

•	Report issues or concerns discovered and action plans for resolutions.

•	Immediate removal of and replacement of Supplier personnel if he/she are not meeting the performance measures and deliverables outlined as determined and requested by Verizon as specified in the Section 20.2 of this Agreement.

•	Supplier agrees that all persons assigned to provide Services to Verizon pursuant hereto shall read and sign a copy of the Benefits Waiver attached hereto as Exhibit 3.

10.	Subcontracting

All Services will be performed by Supplier employees or personnel. The use of subcontractors will require the prior written authorization of Verizon

11.	Change Request

Any changes to this SOW will be addressed in an applicable Change Request substantially in the form set-forth in Exhibit 3 hereto. Change(s) will not be effective unless such Change Request is executed by Verizon.

In the event either Party desires to change this SOW, the following procedures shall apply:

i.	The Party requesting the change will deliver a “Change Request” to the other Party (an example of which is provided in Appendix A to this SOW). The Change Request will describe the nature of the change, the reason for the change, and the effect the change will have on the scope of work.

ii.	A Change Request may be initiated either by Verizon or by Supplier for any changes to the SOW. The Change Request shall be at no cost unless there is a material impact on Supplier’s costs in connection with a Verizon-requested change that is due to no fault or delay of Supplier. In such case, Supplier shall present an impact statement demonstrating such cost increase. If both Parties agree to implement the Change Request, both Parties will sign the Change Request, indicating the acceptance of the changes by the Parties.

Whenever there is a conflict between the terms and conditions set forth in a fully executed Change Request and those set forth in the original SOW, or previous fully executed Change Request, the terms and conditions of the most recent fully executed Change Request shall prevail.

[***]

1.	Subtask schedule

As may become necessary, the Parties may submit change requests to the scope of work using the form in Exhibit 3.

The following section describes the sub-task responsibility levels for the major milestones.

[***]

[***]

EXHIBIT 3 – CHANGE REQUEST FORM

Date: _____________________

Originator: ________________

Supplier: __________________

Master Agreement No. ____________

Statement of Work:

Description of Change:

Cost/Price Impact:

Schedule Impact:

Implementation Date:

All other terms and conditions of the SOW and Master Agreement shall remain unchanged and in full force and effect. Upon final execution, this Change Request Form shall become an amendment to the above identified SOW for all Changes noted above.

Verizon Sourcing LLC	GCT Semiconductor

By:	By:

Name:	Name:

Title:	Title:

Date:	Date:

End of Exhibit 3

EXHIBIT 4 – DELIVERABLE(S) / MILESTONE(S) ACCEPTANCE FORM

[Project Name]" created under the SOW [SOW number]" dated [Effective date]" (“SOW”) specifies the timing and process for Verizon’s Acceptance of Deliverable(s) / Milestone (s) which are identified in this SOW.

This form, when executed by an authorized representative of Supplier and an authorized representative of Verizon, shall certify that the Deliverable(s) / Milestone(s) checked and initialed below have been received and that Verizon has issued its Acceptance or rejection of the Deliverable(s) / Milestone(s) specified below, as applicable:

Milestone(s) deliverable: Accepted or Rejected

Milestone(s) deliverable:	Accepted	Rejected*

*Note: Attach written explanation of reason(s) for rejection.

Agreed:

Verizon’s Project Manager	Supplier’s Project Manager

Date	Date

End of Exhibit 4

Exhibit 5

BENEFITS WAIVER

1. I am either an employee of a company (a “Supplier”) that has contracted with Verizon Sourcing LLC (“Verizon”) to provide services, a contractor for Supplier, or an employee of a subcontractor or staffing firm providing services to Supplier in connection with work performed by the Supplier pursuant to Supplier’s contract with Verizon.

2. Supplier has contracted with Verizon to provide services, and has assigned me to provide services under such contract.

3. By signing this Benefits Waiver, I agree and acknowledge that I am not an employee of Verizon, or any of Verizon’s subsidiary, parent, or affiliated companies, (such companies, collectively, “Verizon Companies”). As such, I agree and acknowledge that I am not entitled to any of the benefits made available to employees of any of the Verizon Companies. I therefore waive, discharge, and release any claim for any employee benefit offered by any of the Verizon Companies, including any successor thereto. This waiver specifically includes, but is not limited to, pension coverage or benefits, medical and/or dental insurance coverage or benefits, life insurance coverage or benefits, savings and investment plan benefits, employee stock option participation, long term and short term incentive benefits, holiday pay, separation pay or any other employee benefit of any type or description.

Signature

Print Name

Date

EXHIBIT 6

PERFORMANCE COMPENSATION PAYMENTS

Item	Event Description	Due Date	PCP Payout
Development Milestones	Supplier fails to timely meet a Milestone set forth in a SOW	Set forth in a SOW	[***]
Lab Test/ Technical Trial/ Field Trial	Supplier shall successfully resolve, per Verizon approval, all technical and operational issues disclosed during field trials within [***] of issue notification by Verizon.	Due [***] from the date Supplier is notified of the issue	[***]

Table 1.

Supplier shall perform the Services and deliver the Deliverables in accordance with the milestones and the time schedule included in the Statement of Work. Supplier understands and agrees that time shall be of the essence in the performance of this Agreement. In the event that Supplier fails to meet the milestone schedule as specified in Section 4.4 of Exhibit 1 of the Statement of Work, [***] above in this Exhibit 6 (the “Delay PCP”). based upon the process and terms described below.

The days of delay used in calculating the Delay PCP shall include i) days of delay that are only Supplier responsibility as full days and ii) days of delay that are shared Verizon and Supplier responsibility as one half (1/2) days. Days of delay that are solely Verizon responsibility or the result of Force Majeure will not be counted toward days of delay in the calculation of the Delay PCP. .

Other terms governing the Delay Penalty are as follows:

•	The Delay PCP related to any particular [***] of the assigned payment for that milestone

•	The Delay PCP shall be paid by Supplier [***] allocated to the corresponding related milestone.

•	Delay penalty of each milestone are calculated and applied only [***].

•	In no event will Delay Penalty [***].

EXHIBIT 7

Supplier Software Requirement

1.0 Supplier software for the 5G Stack shall be provided in the below mix of [***] code as defined in the following diagram.

[***]

EXHIBIT 8

ESCROW MATERIALS

[***]